SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form 8-K


             Current report pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


Date of (Date of earliest event reported)     March 1, 1995
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          First Merchants Bancorp, Inc

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(Exact name of registrant as specified in its charter)



    West Virginia          33-9540              55-0670580
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   (State or other        (commISSion         (I.R.S. Employer
    jurisdiction of       file number)        Identification No.)
    Incorporation)


 Fourth Avenue & Washington St. Montgomery, West Virginia  25136
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(Address of principal executive offices)               (zip code)


Registrant's telephone number, including area code (304) 442-2475
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                           N/A
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(Former name or former address, if changed since last report)















Item 5.  Other Events

Change of Control Agreement.
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        In view of the changing banking environment and the desire of FMB to encourage its executive management to continue with FMB, the Board of Directors of FMB unanimously approved the entering into Change of Control Agreements with the executive officers of FMB. Change of Control Agreements were entered into as of March 1, 1995 between FMB and George F. Davis, President, Chief Executive Officer and Chairman of FMB; Linda G. Aguilar, Secretary of FMB; Robert P. McDowell, Vice President of FMB; Robert L. Neal, Vice President of FMB and Steven D. Nunley, Treasurer of FMB. The Change of Control Agreements for Ms. Aguilar and Messrs. McDowell, Neal and Nunley, provide that in the event of a Change of Control, as defined therein, the executive may thereafter only be terminated for Good Cause as defined therein, for the period of twenty-four (24) months after the consummation of the change of control. A termination for any other reason during the twenty-four (24) month period would entitle the executive to compensation, based upon an average of W-2 earnings, for the period between the date of the termination and the date that is twenty-four (24) months after the date of the consummation of the Change of Control. The contracts permit an executive to resign for any reason upon thirty (30) days prior written notice. The contracts also provide for continuation of certain benefits during the twenty-four (24) month period after the date of the consummation of the Change of Control. In the event of a termination of the executive during the twenty-four (24) month period, he or she may seek and obtain other employment without reducing the amount of any payment made under the terms of the Change of Control Agreement. Mr. Davis' contract is substantially the same as the other executives, except that it is effective for a thirty-six (36) month term following a change of control and also provides that Mr. Davis will have the use of a car during that period. The Change of Control Agreements are binding upon any successor in interest to FMB and will be binding upon City Holding upon consummation of the transactions contemplated in the Agreement, as recognized in the Agreement.





Item 7.  Financial Statements and Exhibits.

    (c)  Exhibits

         Change of Control Agreement                  As Attached



















Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     First Merchants Bancorp. Inc
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                                             (Registrant)


      04-21-95                       By: /s/George F. Davis
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       (Date)
                                     Its: George F. Davis, President
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                                        (Print Name and Title)